Exhibit 5.1

BELL, BOYD & LLOYD LLC

70 West Madison Street, suite 3100

Chicago, Illinois 60602-4207

312.372.1121 • Fax 312.827.8000

December 6, 2006

Hecla Mining Company

6500 North Mineral Drive

Suite 200

Coeur d’Alene, Idaho 83815-9408

Hecla Mining Company

Registration Statements on Form S-8, as amended (Registration Statements

No. 033-60095 and No. 333-96995)

Ladies and Gentlemen:

We have acted as securities counsel to Hecla Mining Company, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Post-Effective Amendment (the “Amendment”) to the above-referenced registration statements on Form S-8 originally filed by Hecla Limited (formerly named Hecla Mining Company, the “Predecessor”), reflecting the merger (the “Merger”) of Hecla Merger Sub, Inc., a Delaware corporation (“Merger Sub”) into the Predecessor in order to adopt a holding company organizational structure pursuant to Section 251(g) of the Delaware General Corporation Law, as amended (“DGCL”), without a vote of stockholders. Prior to the Merger, the Company was a direct, wholly-owned subsidiary of Predecessor and Merger Sub was a direct, wholly-owned subsidiary of the Company. In the Merger, Merger Sub merged with and into Predecessor with Predecessor continuing as the surviving corporation. The Company and Merger Sub were organized for the sole purpose of implementing the holding company structure.

In accordance with the terms of the Merger Agreement, each outstanding share of Predecessor’s common stock, par value $0.25 per share (the “Predecessor Common Stock”), was converted into one share of common stock, par value $0.25 per share of the Company (the “Registrant Common Stock”) and each outstanding share of Predecessor’s preferred stock, par value $0.25 per share (the “Predecessor Preferred Stock”), was converted into one share of preferred stock, par value $0.25 per share of the Company (the “Registrant Preferred Stock”). As a result of the Merger, each stockholder of Predecessor became a holder of Registrant Common Stock and/or Registrant Preferred Stock, evidencing the same proportional interests in the Company and having the same designations, rights, powers and preferences and qualifications, limitations and restrictions as those securities that such stockholder held in Predecessor. In accordance with the No-Action Letter the Company received from the staff of

Hecla Mining Company

December 6, 2006

the Securities and Exchange Commission dated October 31, 2006, the conversion of the Predecessor Common Stock into Registrant Common Stock and the conversion of the Predecessor Preferred Stock pursuant to the Merger Agreement will result in the Company being the successor registrant to Predecessor under the Securities Act of 1933 and the Securities Exchange Act of 1934. The above-referenced registration statements, as amended by the Amendment (the “Registration Statements”), relate to: (i) the issuance of up to 120,000 shares of Predecessor Common Stock available for issuance in connection with the Hecla Mining Company Stock Plan for Nonemployee Directors, as amended (all of which shares have been previously issued), (ii) the issuance of up to 11,000,000 shares of Company common stock, $0.25 par value per share, (the “Common Stock”), available for issuance in connection with the Hecla Mining Company 1995 Stock Incentive Plan, as amended (the “Incentive Plan Shares”), (iii) the issuance of up to 880,000 shares of Common Stock (the “Director’s Plan Shares”) available for issuance in connection with the Hecla Mining Company Stock Plan for Nonemployee Directors, as amended, (iv) the issuance of up to 6,000,000 shares of Common Stock (the “Deferred Comp Plan Shares”) available for issuance in connection with the Hecla Mining Company Key Employee Deferred Compensation Plan to participants who choose to allocate their deferred compensation into an account under such plan that results in a distribution of Common Stock, (v) stock options to purchase up to 6,000,000 shares of Common Stock (the “Stock Options”) available for issuance in connection with the Hecla Mining Company Key Employee Deferred Compensation Plan to participants who choose to allocate their deferred compensation into an account under such plan that, upon certain elections by the participant, results in a distribution of options to purchase Common Stock (collectively, items referred to in clauses (ii) – (v) above are referred to as the “Securities”), and (vi) deferred compensation obligations representing the Company’s unsecured obligation to pay deferred compensation in the future in accordance with the terms of the Hecla Mining Company Key Employee Deferred Compensation Plan (the “Deferred Comp Obligations”), which Securities and deferred compensation obligations the Company has registered under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”).1

For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of only the following documents: (i) Certificate of Incorporation and all Certificates of Amendment, Certificates of Designation, Certificates of Merger, Certificates of Correction, and Certificates of Ownership of the Company and the Predecessor filed with the Secretary of State of the State of Delaware through the date of this opinion (collectively, the “Certificate of Incorporation”), (ii) the bylaws of the Company and the Predecessor, as amended, (iii) pertinent resolutions of the Board of Directors and committees thereof of the Company and the Predecessor, (iv) a certificate or certificates of the Secretary of State of the State of Delaware, (v) copies of the Hecla Mining Company 1995 Stock Incentive

_________________________

[1]	There are 6,000,000 shares of Common Stock available in the aggregate for issuance in connection with the Deferred Comp Shares and the Stock Options.

Hecla Mining Company

December 6, 2006

Plan, Hecla Mining Company Stock Plan for Nonemployee Directors, and Hecla Mining Company Key Employee Deferred Compensation Plan, each as amended to date, (vi) certificates or letters of the Company and others, including a certification that the Company has reserved or shall reserve such number of authorized and unissued shares of Common Stock for issuance pursuant to the Registration Statements sufficient to issue the Securities not yet issued, and (vii) such other documents as we have deemed necessary as a basis for the opinions set forth herein. As to questions of fact material to this opinion, we have relied, to the extent we deemed such reliance appropriate, without investigation, on the documents referred to above.

In connection with this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statements, and any amendments thereto (including any post-effective amendments), relating to the Securities have or will have become effective under the Act, and no order suspending the effectiveness of the Registration Statements has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; (vii) the Securities have been or will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statements; and (viii) the number of shares of Common Stock issued under the Registration Statements shall be less than the number of authorized shares of Common Stock, less the number of such authorized shares outstanding or otherwise reserved for issuance.

Based upon the foregoing, we are of the opinion that:

1.            The Incentive Plan Shares, the Director’s Plan Shares, the Deferred Comp Plan Shares, and the Stock Options, when issued, delivered and paid for in accordance with the terms and conditions of the applicable employee benefit plan, will be validly issued, fully paid, and non-assessable.

2.            The Deferred Comp Obligations when delivered in accordance with the terms and conditions of the Hecla Mining Company Key Employee Deferred Compensation Plan will represent the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Hecla Mining Company Key Employee Deferred Compensation Plan.

The opinion and other matters in this letter are qualified in their entirety by, and subject to, the following:

Hecla Mining Company

December 6, 2006

i.             We express no opinion as to the laws of any jurisdiction other than the Included Laws. For purposes of this opinion, the term “Included Laws” means the Laws of the State of Delaware that are, in our experience, normally applicable to the matters covered by our opinion, including the DGCL, any applicable provisions of the Constitution of the State of Delaware, and applicable judicial decisions. We do not express any opinions as to any other laws or the laws of any other jurisdiction.

ii.            The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

iii.          This letter and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, including governmental authorities (each such person or entity being a “Person”), or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

We consent to the filing of this opinion with the Commission as an exhibit to the Amendment and to the references made to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statements. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act. Without our prior consent, this letter may not be quoted in whole or in part or otherwise referred to in any other document and may not be otherwise furnished or disclosed to or used by any other Person.

Very truly yours,

Bell, Boyd & Lloyd LLC